EXHIBIT 99.3
                                  ------------


                          AMERICAN BINGO & GAMING CORP.

                           ANNOUNCES BOARD RESIGNATION
                           ---------------------------

SEPTEMBER 18, 1998 - WEST COLUMBIA, SOUTH CAROLINA. AMERICAN BINGO & GAMING CORP. (NASDAQ:BNGO): Andre' Hilliou, Chairman of the Board and CEO of American Bingo & Gaming Corp. announced that G. George Fox resigned from the Board of Directors at a meeting of the Board held earlier today. Mr. Hilliou stated that "Mr. Fox has faithfully served the Company as an outside director and it is with deep regret that we have accepted his resignation. His services to the shareholders cannot be minimized and the Company has greatly appreciated his services." Mr. Hilliou noted that the Board has not yet taken action to fill the vacancy on the Board created by Mr. Fox's resignation.

The Company's corporate headquarters are located in West Columbia, South Carolina. American Bingo & Gaming Corp. is a market leader in the $14 billion non-casino gaming market and $6 billion North American charitable bingo market. The Company generates a majority of its revenues from video gaming operations in South Carolina and also earns revenues from bingo centers in Texas, Alabama and South Carolina. Except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation and taxation, customer attendance and spending, competition, general economic conditions, and other risks detailed in the Company's SEC reports.

                                       ###

CONTACT:
--------
ANDRE'  M.  HILLIOU
CHAIRMAN  OF  THE  BOARD
CHIEF  EXECUTIVE  OFFICER  AND  PRESIDENT
(803)  796-7875
www.ambingo.com
---------------